Exhibit 21.0

SUBSIDIARIES

The following is a list of Subsidiaries of BJ’s Wholesale Club, Inc. as of March 31, 2005:

1.	BJ’s Wholesale Club, Inc. owns 100% of the issued shares of common stock of the following corporations:

Jurisdiction
	Natick Security Corp.	Massachusetts
	BJ’s MA Distribution Center, Inc.	Massachusetts
	Mormax Beverages Corp.	Delaware
	CWC Beverages Corp.	Connecticut
	FWC Beverages Corp.	Florida
	JWC Beverages Corp.	New Jersey
	RWC Beverages Corp.	Rhode Island
	YWC Beverages Corp.	New York
	Mormax Corporation	Massachusetts
	Natick Realty Holdings, Inc.	Maryland
	Natick 1998 Realty Holdings, Inc.	Maryland
	Strathmore Holdings, Inc.	Delaware
	Natick GA Beverage Corp.	Georgia
	Natick Atlantic Corp.	Georgia
	BJ’s FL Distribution Center, Inc.	Florida

2.	BJ’s Wholesale Club, Inc. owns 100% of the issued shares of the following trust:

Jurisdiction
	BJ’s Uxbridge Business Trust	Delaware

3.	BJ’s Wholesale Club, Inc. is the sole member of the following limited liability companies:

Jurisdiction
	BJ’s NJ Distribution Center, LLC	Delaware
	ProFoods Restaurant Supply, LLC	Delaware

4.	BJ’s Wholesale Club, Inc. is affiliated with the following charitable foundation:

Jurisdiction
	BJ’s Charitable Foundation Inc.	Massachusetts

5.	BJ’s Uxbridge Business Trust is the sole member of the following limited liability company:

Jurisdiction
	BJ’s Uxbridge, LLC	Delaware

6.	Strathmore Holdings, Inc. is the sole general partner, owning 1%, and BJ’s owns a 99% limited partnership interest in:

Jurisdiction
	Strathmore Partners LP	Delaware

7.	BJ’s NJ Distribution Center, LLC owns 100% of the issued shares of the following trust:

Jurisdiction
	BJ’s Northeast Business Trust	Massachusetts

8.	BJ’s Northeast Business Trust owns 100% of the issued shares of the following corporation:

Jurisdiction
	Natick Realty, Inc.	Maryland

9.	BJ’s Northeast Business Trust is the sole member of the following limited liability company:

Jurisdiction
	BJNH Operating Co., LLC.	Delaware

10.	Natick Realty, Inc. owns 100% of the issued shares of common stock of the following corporations:

Jurisdiction
	Natick Second Realty Corp.	Massachusetts
	Natick NJ Flemington Realty Corp.	New Jersey
	Natick Fourth Realty Corp.	New Jersey
	Natick Fifth Realty Corp.	Maryland
	Natick Sixth Realty Corp.	Connecticut
	Natick NH Realty Corp.	New Hampshire
	Natick NY Realty Corp.	New York
	Natick MA Realty Corp.	Massachusetts
	Natick VA Realty Corp.	Virginia
	Natick NY 1992 Realty Corp.	New York
	Natick Portsmouth Realty Corp.	New Hampshire
	Natick NJ Realty Corp.	New Jersey
	Natick NJ 1993 Realty Corp.	New Jersey
	Natick CT Realty Corp.	Connecticut
	Natick ME 1995 Realty Corp.	Maine
	Natick NY 1995 Realty Corp.	New York
	Natick NH 1994 Realty Corp.	New Hampshire
	Natick MA 1995 Realty Corp.	Massachusetts
	Natick Yorktown Realty Corp.	New York
	Natick Waterford Realty Corp.	Connecticut
	Natick Sennett Realty Corp.	New York
	Natick MD Oxon Hill Realty Corp.	Maryland
	Natick NY College Point Realty Corp.	New York
	Mercer Mortgage Holdings, Inc.	Delaware
	Natick SC Greenville Realty Corp.	South Carolina
	Natick NC Mooresville Realty Corp.	North Carolina
	Natick MD Lexington Park Realty Corp.	Maryland
	Natick CT Derby Realty Corp.	Connecticut
	Natick MD Westminster Realty Corp.	Maryland
	Natick NY Freeport Realty Corp.	New York
	Natick VA Mechanicsville Realty Corp.	Virginia
	Natick NJ Hamilton Township Realty Corp.	New Jersey
	Natick OH Canton Realty Corp.	Ohio

	Natick NH Hooksett Realty Corp.	New Hampshire
	Natick NY Nassau Realty Corp.	New York
	Natick NJ Vineland Realty Corp.	New Jersey
	Natick PA Realty Corp.	Pennsylvania
	Natick PA 1995 Realty Corp.	Pennsylvania
	Natick Lancaster Realty Corp.	Pennsylvania
	Natick PA Plymouth Realty Corp.	Pennsylvania
	Natick PA Stroudsburg Realty Corp.	Pennsylvania
	Natick MD Prince Georges Realty Corp.	Maryland
	Natick VA Woodbridge Realty Corp.	Virginia

11.	Natick Realty, Inc. owns 100% of the issued shares of the following business trust:

Jurisdiction
	Mercer Holdings 2002 Business Trust	Massachusetts